HOME EQUITY ASSET TRUST 2007-1

HOME EQUITY ASSET TRUST 2007-1

DERIVED INFORMATION [1/10/06]

[$970,000,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$980,000,100]

Total Certificates Offered & Non-Offered

(Approximate)

Home Equity Pass-Through Certificates, Series 2007-1

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-135481 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates. This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any —indications of interest“ expressed by you, and any —soft circles“ generated by us, will not create binding contractual obligations for you or us. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Home Equity Asset Trust 2007-1 Credit Suisse Securities (USA) LLC

Disclaimer

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 1/01/07 cutoff date. The final numbers will be found in the prospectus supplement. Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively. The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Portfolio Summary

Total Number of Loans: 516

Total Outstanding Loan Balance (3): 32,787,843

Total Expected Collateral Balance ($): 1,000,000,100

Total Expected Collateral Balance - Selection (8): 83,289,969 Average Loan Current Balance (8): 160,442

Weighted Average Original LTV (%) *: 76.3 Weighted Average Coupon (%): 9.09 Ann Weighted Average Coupon (%): 9.02 Fixed Weighted Average Coupon (%): 9.41 Weighted Average Margin (%): 6.67 Weighted Average FICO (Non-Zero): 527 Weighted Average Age (Months): 4

% First Liens: 98.3

% Second Liens:  1.7

% Arms: 82.9

% Fixed:  17.1

% Interest Only:  1.2

% of Loans with Mortgage Insurance: 0.0

		Total	%		WA
Current Rate (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
5.51-6.00	2	372,885	0.5	5.81	79.9	518
6:01 - 6.50	1	155,680	0.2	6.48	80.0	502
6.51 - 7.00	12	2,423,382	2.9	6.83	68.1	524
7.01 - 7.50	19	2,970,457	3.6	7.28	73.7	531
7.51 - 8.00	46	8,794,394	10.6	7.85	70.3	530
8.01 - 8.50	54	10,107,178	12.2	8.30	72.3	527
8.51 - 9.00	73	13,745,266	16.6	8.83	76.0	526
9.01- 9.50	82	15,119,223	18.3	9.31	77.9	528
9.51 - 10.00	110	16,899,420	20.4	9.77	79.8	527
10.01 - 10.50	52	7,161,503	8.7	10.29	78.8	526
10.51 - 11.00	17	1,764,793	2.1	10.77	76.0	528
11.01 - 11.50	25	1,973,045	2.4	11.37	79.3	516
11.51 - 12.00	10	516,751	0.6	11.77	89.0	516
12.01 >=	13	783,866	0.9	12.44	89.2	506
Total:	516	82,787,843	100.0	9.09	76.3	527
Max: 13.50
Min: 5.75
Wgt Avg: 9.09

		Total	%		WA
FICO	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
401- 425	1	20,327	0.0	11.63	100.0	423
451 - 475	14	1,540,203	1.9	9.00	83.1	465
476 - 500	34	4,295,910	5.2	9.41	73.3	493
501 - 525	187	29,219,307	35.3	9.17	73.8	514
526 - 550	280	47,712,096	57.6	9.01	77.9	540
Total:	516	82,787,843	100.0	9.09	76.3	527
Max: 549
Min: 423
Wgt Avg: 527

Home Equity Asset Trust 2007-1 Credit Suisse Securities (USA) LLC

		Total	%		WA
Scheduled Balance	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
<= 50,000	36	1,218,154	1.5	10.74	88.3	516
50,001 - 100,000	144	10,846,237	13.1	9.60	77.9	524
100,001 - 150,000	128	15,659,213	18.9	9.20	75.5	524
150,001 - 200,000	73	12,636,978	15.3	8.82	75.7	524
200,001 - 250,000	52	11,709,571	14.1	9.26	78.2	531
250,001 - 300,000	28	7,718,866	9.3	8.59	75.5	529
300,001 - 350,000	20	6,455,499	7.8	8.83	75.5	530
350,001 - 400,000	12	4,564,535	5.5	8.78	69.8	532
400,001 - 450,000	9	3,899,285	4.7	8.92	77.1	530
450,001 - 500,000	4	1,922,831	2.3	8.70	72.6	526
500,001 - 550,000	4	2,142,167	2.6	9.27	82.9	531
550,001 - 600,000	3	1,721,182	2.1	9.54	78.2	519
600,001 - 650,000	2	1,299,377	1.6	8.49	79.3	525
950,001 - 1,000,000	1	993,948	1.2	9.18	66.3	537
Total:	516	82,787,843	100.0	9.09	76.3	527
Max: 993,948.00
Min: 10,901.17
Avg: 160,441.56

		Total	%		WA
Original LTV CA) *	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
<= 50.0	25	3,509,474	4.2	8.71	42.2	524
50.1 - 55.0	6	778,840	0.9	8.10	53.8	512
55.1 - 60.0	24	3,771,427	4.6	8.79	57.9	532
60.1 - 65.0	29	5,554,917	6.7	8.55	63.8	521
65.1 - 70.0	42	9,798,492	11.8	9.14	68.9	523
70.1 - 75.0	64	11,314,854	13.7	8.99	74.5	525
75.1 - 80.0	145	22,278,913	26.9	8.91	79.4	525
80.1 - 85.0	79	12,407,200	15.0	9.31	84.5	530
85.1 - 90.0	69	11,653,462	14.1	9.51	89.9	537
90.1 - 95.0	1	70,514	0.1	8.80	95.0	531
95.1 - 100.0	32	1,649,750	2.0	11.07	100.0	512
Total:	516	82,787,843	100.0	9.09	76.3	527
Max: 100.0
Min: 15.5
Wgt Avg: 76.3

		Total	%		WA
Prepay Penalty in Years	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
0.00	148	22,013,193	26.6	9.54	78.7	528
1.00	21	4,591,549	5.5	9.42	74.3	524
2.00	216	37,475,139	45.3	8.92	76.3	527
3.00	131	18,707,962	22.6	8.82	74.1	527
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Documentation Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Full	388	58,759,918	71.0	9.01	78.3	.527
Reduced	35	4,810,624	5.8	9.12	79.1	519
Stated Income / Stated Assets	92	19,146,787	23.1	9.33	69.3	527
No Income /No Assets	1	70,514	0.1	8.80	95.0	531
Total:	516	82,787,843	100.0	9.09	76.3	527

Home Equity Asset Trust 2007-1 Credit Suisse Securities (USA) LLC

Margin (%)	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
0.01 - 4.00	4	767,555	1.1	7.97	60.5	537
4.01 - 4.50	2	248,809	0.4	7.32	53.3	533
4.51 - 5.00	9	1,791,471	2.6	7.23	68.2	539
5.01 - 5.50	22	3,712,722	5.4	8.13	72.4	529
5.51 - 6.00	52	10,014,997	14.6	8.35	73.3	528
6.01 - 6.50	70	12,269,373	17.9	8.77	75.2	521
6.51 - 7.00	74	13,517,173	19.7	9.12	77.0	526
7.01 - 7.50	103	16,847,795	24.6	9.55	79.7	527
7.51 - 8.00	36	6,938,837	10.1	9.84	78.1	529
8.01 - 8.50	8	1,869,438	2.7	9.70	75.1	527
8.51 - 9.00	2	483,057	0.7	9.31	94.9	543
9.01 >=	2	133,997	0.2	11.61	74.0	521
Total:	384	68,595,223	100.0	9.02	76.2	527
Max:	9.83
Min: 3.00	3.00
Wgt Avg:	6.67

No of	Total Scheduled	% Scheduled	WAC	WA OLTV*	WA
Months to	Rate Reset	Loans	Balance	Balance	%	%	FICO
1 - 3	2	380,731	0.6	8.57	92.4	541
4 - 6	6	394,011	0.6	10.14	78.5	513
7 - 9	11	1,311,747	1.9	7.33	81.8	505
10 -	12	6	955,754	1.4	8.26	70.0	498
13 -	15	11	1,738,191	2.5	9.01	71.3	508
16 -	18	27	3,855,202	5.6	9.37	77.7	508
19 -	21	29	6,805,417	9.9	9.38	77.1	531
22 -	24	232	41,007,402	59.8	9.06	77.0	530
25 -	27	4	551,405	0.8	8.98	76.9	516
28 -	30	8	1,780,311	2.6	8.64	79.6	521
31 -	33	5	1,240,939	1.8	9.76	80.1	529
34 -	36	40	7,796,817	11.4	8.87	70.4	525
37 >=	3	777,296	1.1	7.08	64.7	538
Total:	384	68,595,223	100.0	9.02	76.2	527
Max:	59
Min:	1
Wgt	Avg:	23

Total	%	WA
Maximum Rate (%)	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
11.51	- 12.00	3	596,406	0.9	6.63	70.2	511
12.01	- 12.50	2	282,880	0.4	6.88	80.0	509
12.51	- 13.00	10	1,713,668	2.5	7.06	64.9	533
13.01	- 13.50	12	1,846,304	2.7	7.24	72.9	534
13.51	- I4.00	31	6,856,806	10.0	7.80	7I.0	530
14.01	- 14.50	45	8,818,921	12.9	8.32	72.6	523
14.51	- 15.00	59	10,695,507	15.6	8.81	75.8	525
15.01	- 15.50	66	12,524,485	18.3	9.33	78.6	528
15.51	- 16.00	88	15,373,576	22.4	9.62	79.9	529
16.0	- 16.50	33	5,334,612	7.8	10.17	77.5	524
16.51	- 17.00	20	2,978,520	4.3	10.14	77.6	522
17.01	- 17.50	13	1,358,844	2.0	10.82	79.5	523
17.51	- 18.00	1	80,452	0.1	11.83	70.0	509
18.0	>=	1	134,241	0.2	11.93	80.0	500
Total:	334	68,595,223	100.0	9.02	76.2	527

Max: 18.93

Min: 11.87

Wgt Avg: 15.10

Home Equity Asset Trust 2007-1 Credit Suisse Securities (USA) LLC

	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
Minimum Rate (%)
4.51 - 5.00	1	249,498	0.4	7.51	78.4	548
5.01 - 5.50	1	89,926	0.1	10.38	75.0	526
5.51 - 6.00	1	188,102	0.3	5.87	80.0	501
6.01 - 6.50	2	456,290	0.7	8.63	86.6	531
6.51 - 7.00	14	2,600,537	3.8	7.25	67.8	523
7.01 - 7.50	15	2,126,402	3.1	7.28	73.8	528
7.51 - 8.00	34	7,232,832	10.5	7.99	70.2	530
8.01 - 8.50	42	8,769,031	12.8	8.37	72.1	524
8.51 - 9.00	63	12,787,019	18.6	8.83	76.3	526
9.01 - 9.50	70	12,955,879	18.9	9.32	78.6	527
9.51 - 10.00	87	13,848,351	20.2	9.77	80.2	527
10.01 - 10.50	35	5,367,064	7.8	10.30	78.4	525
10.51 - 11.00	10	1,081,168	1.6	10.74	77.8	53I
11.01 - 11.50	7	628,430	0.9	11.36	78.8	523
11.51 >=	2	214,693	0.3	11.89	76.3	503
Total:	384	68,595,223	100.0	9.02	76.2	527
Max: 11.93
Min: 4.90 Wgt Avg: 8.95

Initial Periodic Cap (%)	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	WA OLTV* %	WA FICO
1.50	12	2,102,424	3.1	9.15	75.0	517
2.00	15	1,724,365	2.5	9.24	71.8	508
3.00	357	64,768,434	94.4	9.01	76.4	527
Total:	384	68,595,223	100.0	9.02	76.2	527
Wgt Avg: 2.93

Subsequent Periodic Cap (%)	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	OLTV* %	WA FICO
1.00	361	63,890,199	93.1	9.02	76.3	527
1.50	18	3,190,300	4.7	9.09	76.2	513
2.00	5	1,514,724	2.2	8.97	74.9	530
Total:	384	68,595,223	100.0	9.02	76.2	527
Wgt Avg: 1.05

	No of	Total Scheduled	% Scheduled	WAC	WA OLTV*	WA
Interest Only Period (Months)	Loans	Balance	Balance	%	%	FICO
0	510	81,810,809	98.8	9.10	76.3	527
60	5	849,834	1.0	8.65	80.0	500
120	1	127,200	0.2	7.38	80.0	517
Total:	516	82,787,843	100.0	9.09	76.3	527

Occupancy Status	No of Loans	Total Scheduled Balance	% Scheduled Balance	WAC %	OLTV* %	WA FICO
Primary	503	81,628,474	98.6	9.07	76.4	527
Second Home	2	197,749	0.2	9.02	75.0	521
Investor	11	961,619	1.2	10.52	71.3	530
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
California	40	11,819,760	14.3	8.91	75.2	531
Florida	54	8,608,242	10.4	9.05	72.6	527
Arizona	32	5,793,055	7.0	8.55	76.6	520
Nevada	15	3,834,012	4.6	8.79	76.0	533
Maryland	22	3,754,328	4.5	9.14	80.1	528
Virginia	21	3,473,566	4.2	9.19	68.6	518
Washington	13	3,057,081	3.7	8.73	74.5	529
New Jersey	12	3,021,788	3.7	8.89	72.9	531
North Carolina	18	2,799,604	3.4	9.59	82.2	523
Texas	24	2,635,114	3.2	10.21	81.9	527
Illinois	18	2,520,710	3.0	9.20	75.1	523
Pennsylvania	22	2,490,851	3.0	9.07	82.0	531
Michigan	23	2,323,068	2.8	9.19	80.4	519
New York	10	2,294,978	2.8	8.67	65.6	522
Georgia	16	2,097,160	2.5	9.43	81.6	532
Other	176	22,264,526	26.9	9.24	77.9	527
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Purpose	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Purchase	131	14,490,063	17.5	9.36	84.2	522
Refinance - Rate Term	47	6,864,446	8.3	9.27	79.7	529
Refinance - Cash out	338	61,433,334	74.2	9.01	74.1	528
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Product	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA PICO
Arm 2/28	238	36,997,466	44.7	9.15	76.4	524
Arm 2/28 - Balloon 40/30	76	18,033,350	21.8	8.94	78.2	532
Arm 2/28 - Balloon 45/30	3	911,358	1.1	8.26	78.8	548
Arm 2/28 - Dual 40/30	1	105,088	0.1	6.95	79.5	463
Arm 3/27	31	4,802,303	5.8	9.19	73.9	527
Arm 3/27 - Balloon 40/30	26	5,720,588	6.9	8.89	71.7	523
Arm 3/27 - Balloon 45/30	6	1,247,774	1.5	8.37	79.3	515
Arm 5/25	2	392,367	0.5	7.17	65.3	528
Arm 5/25 - Balloon 50/30	1	384,929	0.5	6.99	64.2	548
Fixed Balloon 30/15	12	520,264	0.6	10.78	99.3	511
Fixed Balloon 40/30	20	2,391,963	2.9	9.80	81.6	533
Fixed Balloon 45/30	3	453,907	0.5	8.75	84.7	533
Fixed Rate	97	10,826,485	13.1	9.29	74.0	528
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Property Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Single Family Residence	440	68,119,077	82.3	9.08	76.1	527
PUD	42	9,145,627	11.0	9.26	78.5	522
2 Family	15	2,715,218	3.3	9.04	75.5	531
Condo	17	2,598,092	3.1	8.71	77.7	529
3-4 Family	2	209,829	0.3	10.72	48.8	513
Total:	516	82,787,843	100.0	9.09	76.3	527

Home Equity Asset Trust 2007-1 Credit Suisse Securities (USA) LLC

		Total	%		WA
Occupancy Status	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Primary	503	81,628,474	98.6	9.07	76.4	527
Second Home	2	197,749	0.2	9.02	75.0	521
Investor	11	961,619	1.2	10.52	71.3	530
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
State	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
California	40	11,819,760	14.3	8.91	75.2	531
Florida	54	8,608,242	10.4	9.05	72.6	527
Arizona	32	5,793,055	7.0	8.55	76.6	520
Nevada	15	3,834,012	4.6	8.79	76.0	533
Maryland	22	3,754,328	4.5	9.14	80.1	528
Virginia	21	3,473,566	4.2	9.19	68.6	518
Washington	13	3,057,081	3.7	8.73	74.5	529
New Jersey	12	3,021,788	3.7	8.89	72.9	531
North Carolina	18	2,799,604	3.4	9.59	82.2	523
Texas	24	2,635,114	3.2	10.21	81.9	527
Illinois	18	2,520,710	3.0	9.20	75.1	523
Pennsylvania	22	2,490,851	3.0	9.07	82.0	531
Michigan	23	2,323,068	2.8	9.19	80.4	519
New York	10	2,294,978	2.8	8.67	65.6	522
Georgia	16	2,097,160	2.5	9.43	81.6	532
Other	176	22,264,526	26.9	9.24	77.9	527
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Purpose	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA PICO
Purchase	131	14,490,063	17.5	9.36	84.2	522
Refinance - Rate Term	47	6,864,446	8.3	9.27	79.7	529
Refinance - Cashout	338	61,433,334	74.2	9.01	74.1	528
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Product	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Arm 2/28	238	36,997,466	44.7	9.15	76.4	524
Arm 2/28 - Balloon 40/30	76	18,033,350	21.3	8.94	78.2	532
Arm 2/28 - Balloon 45/30	3	911,358	1.1	8.26	78.8	548
Arm 2/28 - Dual 40/30	1	105,088	0.1	6.95	79.5	463
Arm 3/27	31	4,802,303	5.8	9.19	73.9	527
Arm 3/27 - Balloon 40/30	26	5,720,588	6.9	8.89	71.7	523
Arm 3/27 - Balloon 45/30	6	1,247,774	1.5	8.37	79.3	515
Arm 5/25	2	392,367	0.5	7.17	65.3	528
Arm 5/25 - Balloon 50/30	1	334,929	0.5	6.99	64.2	548
Fixed Balloon 30/15	12	520,264	0.6	10.78	99.3	511
Fixed Balloon 40/30	20	2,391,963	2.9	9.80	81.6	533
Fixed Balloon 45/30	3	453,907	0.5	8.75	84.7	533
Fixed Rate	97	10,826,485	13.1	9.29	74.0	528
Total:	516	82,787,843	100.0	9.09	76.3	527

		Total	%		WA
Property Type	No of Loans	Scheduled Balance	Scheduled Balance	WAC %	OLTV* %	WA FICO
Single Family Residence	440	68,119,077	82.3	9.08	76.1	527
PUD	42	9,145,627	11.0	9.26	78.5	522
2 Family	15	2,715,218	3.3	9.04	75.5	531
Condo	17	2,598,092	3.1	8.71	77.7	529
3-4 Family	2	209,829	0.3	10.72	48.8	513
Total:	516	82,787,843	100.0	9.09	76.3	527